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PROVIDENT FINANCIAL HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

PROVIDENT FINANCIAL HOLDINGS, INC.
(Name of Person(s) Filing Proxy Statement)

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December 27, 2002

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of Provident Financial Holdings, Inc. to be held at the Riverside Art Museum located at 3425 Mission Inn Avenue, Riverside, California, on Tuesday, January 28, 2003, at 3:00 p.m., local time.

        The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to appropriate questions from shareholders.

        It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

        We look forward to seeing you at the meeting.

                                                                                                Sincerely,

                                                                                                 /s/ Craig G. Blunden
                                                                                                Craig G. Blunden
                                                                                                President and Chief Executive Officer


PROVIDENT FINANCIAL HOLDINGS, INC.
3756 Central Avenue
Riverside, California 92506
(909) 686-6060

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
 To Be Held On January 28, 2003

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Provident Financial Holdings, Inc. ("Company") will be held at the Riverside Art Museum located at 3425 Mission Inn Avenue, Riverside, California, on Tuesday, January 28, 2003, at 3:00 p.m., local time, for the following purposes:

(1)	To elect three directors to serve for a term of three years;

(2)	To approve the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 2003; and

(3)	To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

        NOTE: The Board of Directors is not aware of any other business to come before the meeting.

        Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on December 16, 2002 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

        Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                                                                                        BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                        /s/ Robert G. Schrader
                                                                                                         ROBERT G. SCHRADER
                                                                                                        Secretary

 Riverside, California
December 27, 2002

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.


PROXY STATEMENT
OF
PROVIDENT FINANCIAL HOLDINGS, INC.
3756 Central Avenue
Riverside, California 92506

ANNUAL MEETING OF SHAREHOLDERS
JANUARY 28, 2003

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Provident Financial Holdings, Inc. ("Company") to be used at the Annual Meeting of Shareholders of the Company ("Annual Meeting"). The Company is the holding company for Provident Savings Bank, F.S.B. ("Savings Bank"). The Annual Meeting will be held at the Riverside Art Museum located at 3425 Mission Inn Avenue, Riverside, California, on Tuesday, January 28, 2003, at 3:00 p.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about December 27, 2002.

VOTING AND PROXY PROCEDURE

        Shareholders Entitled to Vote. Shareholders of record as of the close of business on December 16, 2002 ("Voting Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. As of the close of business on the Voting Record Date, the Company had 5,084,169 shares of Common Stock issued and outstanding.

        If you are a beneficial owner of Company common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the Annual Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

        Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum. Broker non-votes will be considered shares present and will be included in determining whether a quorum is present.

        Voting. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted in accordance with the recommendation of the Board of Directors. If a shareholder of record attends the Annual Meeting, he or she may vote by ballot. The Board recommends a vote FOR the election of the nominees for director and FOR the approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 2003.

        The three directors to be elected at the Annual Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected.


        Approval of the appointment of independent auditors requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. In determining whether such proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

        Proxies; Revocation of a Proxy. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where a proxy card is properly signed and dated but no instructions are indicated, proxies will be voted FOR the nominees for director set forth below and FOR the approval of the appointment of Deloitte & Touche LLP as independent auditors.

        Shareholders who execute proxies retain the right to revoke them at any time before they are voted. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy, but a shareholder of record in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

        If your Company Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

        Participants in the Provident Savings Bank ESOP. If a shareholder is a participant in the Provident Savings Bank, F.S.B. Employee Stock Ownership Plan (the "ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, the following table sets forth, as of the close of business on the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of Common Stock as of the close of business on the Voting Record Date.

        The following table also sets forth, as of the close of business on the Voting Record Date information as to the shares of Common Stock beneficially owned by (a) each current director of the Company and each of management's nominees for director, (b) each of the executive officers named in the Summary Compensation Table found below ("named executive officers") and all executive officers and directors of the Company as a group.


	Number of Shares	Percent of Shares
Name	Beneficially Owned (1)	Outstanding

Beneficial Owners of More Than 5%

Provident Savings Bank, F.S.B.	563,498	11.08%
Employee Stock Ownership Plan Trust

JAM Partners, L.P.(2)(4)	360,650(4)	7.09
One Fifth Avenue
New York, New York 10003
Endicott Partners, L.P.(3)(4)
237 Park Avenue, Suite 801
New York, NY 10017

Thomson Horstmann & Bryant, Inc.	519,750(5)	10.22
Park 80 West, Plaza One
Saddle Brook, New Jersey 07663

Jeffrey L. Gendell	555,450(6)	10.93
Tontine Partners, L.P.
Tontine Management L.L.C.
Tontine Financial Partners L.P.
Tontine Overseas Associates, L.L.C.
200 Park Avenue, Suite 3900
New York, New York 10166

First Financial Fund, Inc.	475,950(7)	9.36
Gateway Center Three
1100 Mulberry Street, 9th Floor
Newark, New Jersey 07102

Wellington Management Company L.L.P.	580,800(8)	11.42
75 State Street
Boston, Massachusetts 02109

Brandes Investment Partners, L.P.	273,541(9)	5.38
12750 High Bluff Drive
San Diego, California 92130

Directors

Joseph P. Barr	7,591	*
Bruce W. Bennett	46,231(10)	*
Debbi H. Guthrie	47,599(11)	*
Seymour M. Jacobs(2)(4)	140,000	2.75
Roy H. Taylor	61,186	1.20
William E. Thomas	41,010	*

(table continued on following page) 3

	Number of Shares	Percent of Shares
Name	Beneficially Owned (1)	Outstanding

Named Executive Officers

Craig G. Blunden**	301,940(12)(13)	5.94%
Robert G. Schrader**	180,831(13)	3.56
Richard L. Gale	62,892	1.24
Donald L. Blanchard	63,166	1.24
Donavon P. Ternes	24,245	*
Lilian Brunner	37,559	*

All Executive Officers and	980,921	19.29%
Directors as a Group (12 persons)
_______________
*	Less than one percent of shares outstanding.
**	Mr. Blunden and Mr. Schrader are also directors of the Company.
(1)

In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. Shares held in accounts under the Savings Bank's ESOP which the holders have voting power but not investment power, are included as follows: Mr. Blunden, 5,558 shares; Mr. Schrader, 4,842 shares; Mr. Gale, 4,285 shares; Mr. Blanchard, 3,605 shares; Ms. Brunner, 3,185 shares; all executive officers and directors as a group, 21,475 shares. The amounts shown also include the following number of shares which the indicated individuals have the right to acquire within 60 days of the close of business on the Voting Record Date through the exercise of stock options granted pursuant to the Company's 1996 Stock Option Plan: Mr. Bennett, 30,750 shares; Ms. Guthrie, 30,750 shares; Mr. Taylor, 30,750 shares; Mr. Thomas, 30,750 shares; Mr. Barr, 6,150 shares; Mr. Blunden, 153,750 shares; Mr. Schrader, 74,250 shares; Mr. Gale, 30,000 shares; Mr. Blanchard, 45,000 shares; Ms. Brunner, 22,500 shares; Mr. Ternes, 18,000 shares; all executive officers and directors as a group, 472,650 shares.

(2)	Consists of JAM Partners, L.P., JAM Special Opportunities Fund, L.P., JAM Managers, L.L.C., and Seymour M. Jacobs (the "JAM Parties").
(3)

Consists of Endicott Partners, L.P., Endicott Partners II, L.P., Endicott Offshore Investors, Ltd., W.R. Endicott, L.L.C., Endicott Management Co., Wayne K. Goldstein and Robert I. Usdan (the "Endicott Parties").

(4)

Information concerning the shares owned by the JAM Parties and the Endicott Parties as of December 3, 2002 was obtained from an amended Schedule 13D. According to this filing, the JAM Parties have voting and dispositive power with respect to 140,000 shares (JAM Managers, L.L.C. has voting and dispositive power over 134,375 shares and Mr. Seymour M. Jacobs has voting and dispositive power over 5,625 shares), which Mr. Jacobs may be deemed to have the indirect power to vote and to dispose or direct the disposition of the shares held by the JAM Parties; the Endicott Parties have voting and dispositive power over 220,650 shares (Endicott Partners, L.P. and W.R. Endicott, L.L.C. have voting and dispositive power over 59,550 shares, Endicott Partners II, L.P. and W.R. Endicott II, L.L.C. have voting and dispositive power over 76,200 shares, Endicott Management Co. has voting and dispositive power over 20,200 shares, and Endicott Offshore Investors, Ltd. has voting and dispositive power over 64,700 shares), which Messrs. Goldstein and Usdan may be deemed to have the indirect power to vote and to dispose or direct the disposition of the shares held by the Endicott Parties.

(5)

Information concerning the shares owned by Thomson Horstmann & Bryant, Inc. as of December 31, 2001 was obtained from an amended Schedule 13G. According to this filing, Thomson Horstmann & Bryant, Inc., an investment advisor registered under the Investment Advisers Act of 1940, has sole voting power with respect to 241,350 shares and sole dispositive power with respect to 519,750 shares.

(6)

Information concerning the shares owned by Tontine Management L.L.C., Tontine Partners, L.P., Tontine Overseas Associates, L.L.C., and Tontine Financial Partners L.P. as of December 31, 2001 was obtained from an amended Schedule 13G. According to this filing, Jeffrey L. Gendell, an investment advisor registered under the Investment Advisers Act of 1940, has shared voting and dispositive power with respect to these shares.

(7)

Information concerning the shares owned by First Financial Fund, Inc. as of December 31, 2001 was obtained from an amended Schedule 13G. According to this filing, First Financial Fund, Inc., an investment company registered under the Investment Company Act of 1940, has sole voting power and shared dispositive power with respect to these shares.

(8)

Information concerning the shares owned by Wellington Management Company, L.L.P. as of December 31, 2001 was obtained from an amended Schedule 13G. According to this filing, Wellington Management Company, L.L.P., an investment company registered under the Investment Company Act of 1940, has shared voting power with respect to 55,650 shares and shared dispositive power with respect to 580,800 shares.

(9)

Information concerning the shares owned by Brandes Investment Partners, L.P. as of December 31, 2001 was obtained from an amended Schedule 13G. According to this filing, Brandes Investment Partners, L.P., an investment advisor registered under the Investment Advisers Act of 1940, has shared voting power with respect to 134,203 shares and shared dispositive power with respect to 273,541 shares.

(10)	Includes 1,320 shares owned by Mr. Bennett's spouse.
(11)	Includes 7,500 shares owned by a company controlled by Ms. Guthrie.
(12)	Includes 5,340 shares owned by Mr. Blunden's spouse.
(13)

Includes 33,329 shares of unvested restricted stock awarded to employees and directors of the Company and the Savings Bank pursuant to the Company's 1996 Management Recognition Plan which are held in a trust for participants and which will be voted by Mr. Blunden and Mr. Schrader as trustees of such trust.


PROPOSAL I -- ELECTION OF DIRECTORS

        The Company's Board of Directors consists of eight members. The Board of Directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Three directors will be elected at the Annual Meeting to serve for a three year period, or until their respective successors have been elected and qualified. The nominees for election this year are Craig G. Blunden, Roy H. Taylor and Seymour M. Jacobs, each of whom is a current member of the Board of Directors of the Company.

        It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. BLUNDEN, TAYLOR AND JACOBS.

        The following table sets forth certain information regarding the nominees for election at the Annual Meeting, as well as information regarding those directors continuing in office after the Annual Meeting.

		Year First
		Elected	Term to
Name	Age (1)	Director (2)	Expire

	BOARD NOMINEES

Craig G. Blunden	54	1975	2005(3)
Roy H. Taylor	51	1990	2005(3)
Seymour M. Jacobs	41	2002	2005(3)

	DIRECTORS CONTINUING IN OFFICE

Robert G. Schrader	63	1995	2003
William E. Thomas	53	1997	2003
Joseph P. Barr	56	2001	2004
Bruce W. Bennett	53	1993	2004
Debbi H. Guthrie	51	1994	2004
______________
(1)	As of June 30, 2002.
(2)	Includes prior service on the Board of Directors of the Savings Bank.
(3)	Assuming the individual is re-elected.

        The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

        Craig G. Blunden has been associated with the Savings Bank since 1974 and has served as President and Chief Executive Officer of the Savings Bank since 1991 and as President and Chief Executive Officer of the Company since its formation in 1996. Mr. Blunden also serves on the Board of Directors of the Federal Home Loan Bank of San Francisco and the Greater Riverside Chambers of Commerce.

        Roy H. Taylor is the President of Talbot Agency, Inc., an insurance brokerage firm, with which he has been associated since 1972. Mr. Taylor currently serves as Chairman of the Personnel/Compensation Committee.


        Seymour M. Jacobs is the Managing Member of both Jacobs Asset Management, LLC and JAM Managers, LLC the Manager and General Partner, respectively, of both JAM Partners, LP and JAM Special Opportunities Fund, LP. The funds are private partnerships which invest primarily in financial stocks.

        Robert G. Schrader has been associated with the Savings Bank since 1963 and has served as Executive Vice President of the Savings Bank since January 1995. From 1990 through 1994, Mr. Schrader served as Senior Vice President of the Savings Bank. Mr. Schrader has served as Corporate Secretary of the Company since its formation in 1996.

        William E. Thomas, a principal of William E. Thomas, Inc., a Professional Law Corporation, is general counsel to a diversified group of medical groups and medical management companies in Southern California. Previously, Mr. Thomas was the founding and managing partner of a private law firm in Riverside, California. He currently serves on the Company's Personnel/Compensation Committee.

        Joseph P. Barr is a Certified Public Accountant in California and Ohio and has been in public accounting for more than 30 years. He is currently a principal with Swenson Accountancy Corp., a regional assurances and business services firm, with which he has been associated since 1996. Mr. Barr currently serves as Chairman of the Audit Committee.

        Bruce W. Bennett is the President and owner of Community Care and Rehabilitation Center, a skilled nursing facility, with which he has been associated since 1973. He also serves as Chairman of Community Health Corporation and Riverside Community Hospital. Mr. Bennett currently serves on the Company's Audit Committee.

        Debbi H. Guthrie is the President and owner of Roy O. Huffman Roof Company, with which she has been affiliated since 1971. Ms. Guthrie currently serves on the Company's Audit Committee.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Boards of Directors of the Company and the Savings Bank conduct their business through meetings of the Boards and through their committees. During the fiscal year ended June 30, 2002, the Board of Directors of the Company held 12 meetings and the Board of Directors of the Savings Bank held 12 meetings. No director of the Company or the Savings Bank attended fewer than 75% of the total meetings of the Boards and committees on which such person served during this period.

        The Board of Directors of the Company has an Audit Committee, currently consisting of Directors Barr (Chairman), Bennett, and Guthrie, which is responsible for reviewing the adequacy of the Savings Bank's system of internal accounting controls, approving the services provided by the Company's outside auditor and meeting with the Company's outside auditor to discuss the results of the annual audit and any related matters. The Audit Committee met three times during the fiscal year ended June 30, 2002.

        The Personnel/Compensation Committee, currently consisting of Directors Taylor (Chairman) and Thomas, is responsible for reviewing the Savings Bank's employee benefit programs and wage and salary administration program, making recommendations to the full Board of Directors on annual salary increases and bonuses and addressing other personnel issues as they arise. The Personnel/Compensation Committee met three times during the fiscal year ended June 30, 2002.

        The Board of Directors of the Company acts as a nominating committee for selecting the nominees for election as directors. The Board of Directors met once in its capacity as nominating committee to select nominees for election at the Annual Meeting.


DIRECTORS' COMPENSATION

        Non-employee Directors of the Savings Bank currently receive a monthly retainer of $1,750 and also receive a fee of $300 for each committee meeting attended. The committee chairman receives a fee of $400. In addition, Directors are covered under the Savings Bank's policies for medical, dental and vision care. Dependent coverage is available at the Directors' own expense. Following retirement from the Board of Directors, Directors continue to receive such coverage. No separate fees are paid for service on the Board of Directors of the Company.

        During the fiscal year ended June 30, 1997, non-employee Directors Bennett, Guthrie, and Taylor each received options to acquire 30,750 shares of the Company's Common Stock under the Company's 1996 Stock Option Plan. During the fiscal year ended June 30, 1998, Mr. Thomas, who was elected to the Board at the 1997 Annual Meeting, received an option to acquire 30,750 shares of the Company's Common Stock. Mr. Barr, who was elected to the Board at the 2001 Annual Meeting, received an option to acquire 30,750 shares of the Company's Common Stock during the fiscal year ended June 30, 2002.

        During the fiscal year ended June 30, 1998, non-employee Directors Bennett, Guthrie, Taylor and Thomas were each awarded 11,685 shares of restricted Common Stock under the Company's 1996 Management Recognition Plan. During the fiscal year ended June 30, 2002, Mr. Barr, who was elected to the Board at the 2001 Annual Meeting, was awarded 2,337 shares of restricted Common Stock. The restricted stock awards vest ratably over a five-year period.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table shows the compensation paid during the last three fiscal years to the Company's Chief Executive Officer and five highest paid executive officers who received salary and bonus in excess of $100,000 during the fiscal year ended June 30, 2002.

					Long-Term Compensation
					Awards
		Annual Compensation			Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name and Position	Year	Salary($)	Bonus($)	Compensation($)(1)	Award($)(2)	Options(#)(3)	Compensation($)(4)

Craig G. Blunden	2002	$276,596	$ 81,967	--	--	--	$35,987
Chief Executive Officer	2001	263,425	98,299	--	--	--	34,170
and President	2000	249,500	82,584	--	--	--	31,166

Robert G. Schrader	2002	$142,770	$28,625	--	--	--	$17,602
Executive Vice President	2001	137,265	34,655	--	--	--	16,641
and Chief Operating Officer	2000	132,075	29,757	--	--	--	12,245

Richard L. Gale	2002	$ 99,996	$585,000	--	--	--	$22,348
Senior Vice President-	2001	99,996	292,500	--	--	--	11,263
Mortgage Banking	2000	99,996	--	--	--	--	11,887

Donald L. Blanchard	2002	$107,565	$ 21,566	--	--	--	$15,687
Senior Vice President-	2001	103,575	20,930	--	--	--	14,633
Retail Banking	2000	99,630	20,197	--	--	--	11,681

(table continues on following page) 8

					Long-Term Compensation
					Awards
		Annual Compensation			Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name and Position	Year	Salary($)	Bonus($)	Compensation($)(1)	Award($)(2)	Options(#)(3)	Compensation($)(4)

Donavon P. Ternes(5)	2002	$129,377	$28,125	--	--	--	$10,519
Senior Vice President	2001	83,333	21,252	--	$298,000	45,000	4,781
and Chief Financial Officer	2000	--	--	--	--	--	--

Lilian Brunner	2002	$107,550	$21,566	--	--	--	$16,632
Senior Vice President-	2001	101,625	25,499	--	--	--	15,738
Chief Information Officer	2000	96,100	21,567	--	--	--	10,704
________________
(1)	Does not include perquisites which did not exceed the lesser of $50,000 or 10% of salary and bonus.
(2)

Represents the total value of the award of restricted Common Stock on October 20, 1997 in the following amounts: Mr. Blunden, 76,875 shares; Mr. Schrader, 49,200 shares; Mr. Blanchard, 24,600 shares; Mr. Gale, 24,600 shares and Ms. Brunner, 24,600 shares. Represents the total value of the award of restricted Common Stock on November 1, 2000 to Mr. Ternes in the amount of 24,000 shares. All such awards vest ratably over a five-year period. At June 30, 2002, the value of the unvested restricted stock awards were: Mr. Blunden, $344,400; Mr. Schrader, $220,416; Mr. Ternes, $430,080; Mr. Gale, $110,208; Mr. Blanchard, $110,208; and Ms. Brunner, $110,208. Dividends, if any, paid on the restricted Common Stock are accrued and held in arrears until the restricted Common Stock becomes vested.

(3)	Pursuant to the 1996 Stock Option Plan, 45,000 options were granted on November 1, 2000 to Mr. Ternes. The options vest at a rate of 20% per year over a five year period.
(4)

Amounts for 2002 reflect: for Mr. Blunden, supplemental life insurance of $15,069, employer contribution to 401(k) Plan of $5,452 and employer contribution to ESOP of $12,748; for Mr. Schrader, employer contribution to 401(k) Plan of $3,070 and employer contribution to ESOP of $12,748; for Mr. Ternes, employer contribution to 401(k) Plan of $4,519; for Mr. Gale, employer contribution to 401(k) Plan of $6,000 and employer contribution to ESOP of $12,748; for Mr. Blanchard, employer contribution to 401(k) Plan of $3,226 and employer contribution to ESOP of $9,483; and for Ms. Brunner, employer contribution to 401(k) Plan of $3,255 and employer contribution to ESOP of $9,776.

(5)	Mr. Ternes was appointed to his position effective November 1, 2000.

Option Grants in Last Fiscal Year

        No options were granted to the Chief Executive Officer and the named executive officers during the fiscal year ended June 30, 2002.

Option Exercise/Value Table

        The following information with respect to options exercised during the fiscal year ended June 30, 2002, and remaining unexercised at the end of the fiscal year, is presented for the Chief Executive Officer and the named executive officers.

					Value of Unexercised
			Number of Securities		In-the-Money Options
	Shares Acquired on	Value	Underlying Unexercised Options		at Fiscal Year End ($)(1)
Name	Exercise (#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Craig G. Blunden	--	--	153,750	--	$1,880,824	$ --
Robert G. Schrader	18,000	$133,500	74,250	--	908,300	--
Richard L. Gale	--	--	30,000	--	366,990	--
Donald L. Blanchard	--	--	45,000	--	550,485	--
Donavon P. Ternes	--	--	9,000	36,000	89,847	359,388
Lilian Bruner	--	--	25,500	4,500	247,862	39,029
_________________
(1)

Value of unexercised in-the-money options equals market value of shares covered by in-the-money options on June 30, 2002 less the option exercise price. Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.

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Employment Agreements

        The Savings Bank has entered into an employment agreement with Mr. Blunden. The agreement has a term of three years and may be renewed by the Board for an additional year each year unless Mr. Blunden has attained age 62 or the Board or Mr. Blunden have given advance notice of their intention not to extend the term of the agreement. The agreement further provides for a base salary which may not be reduced except as part of a general salary reduction policy for senior executives of the Savings Bank and, at any time, below the initial base salary of the agreement. Mr. Blunden's base salary is subject to annual review by the Board. Mr. Blunden's current base salary under the agreement is $283,343. In the event of a "change of control" of the Savings Bank (as defined below), Mr. Blunden's base salary is fixed as the sum of his then current base salary and any bonuses paid during the 12-month period preceding the change in control. Under the agreement, Mr. Blunden is eligible to participate in all fringe benefit programs available to employees of the Savings Bank as well as any program made available to senior executives of the Savings Bank, including the use of an employer-provided automobile. The agreement also provides for the reimbursement of expenses incurred by Mr. Blunden in the course of his employment.

        In the event of Mr. Blunden's termination without cause by the Savings Bank, the agreement provides for (i) a lump sum payment equal to the discounted present value of the aggregate future base salary payments Mr. Blunden would have received over the then remaining term of the agreement and (ii) the continuation of life and medical insurance at the Savings Bank's expense for Mr. Blunden and his dependents. If Mr. Blunden's employment terminates by reason of his death or disability, the Savings Bank is also obligated to continue life and medical insurance benefits for Mr. Blunden and his dependents, as applicable.

        In the event of Mr. Blunden's termination without cause following a change in control of the Savings Bank, Mr. Blunden is entitled to an additional payment equal to three times the sum of his base salary and bonuses during the 12 months preceding his termination of employment reduced by the value of any other payments made by the Savings Bank by reason of Mr. Blunden's termination without cause. In the event that a change of control of the Savings Bank had occurred on June 30, 2002, based solely on the cash compensation paid to Mr. Blunden during 2002 and excluding the value of any other employee benefits which may be payable, Mr. Blunden would have received a payment of approximately $1,075,689. For purposes of the agreement, "change in control" is defined to mean (i) a change in control of the Savings Bank as determined under applicable regulations of the Office of Thrift Supervision and (ii) a change in the composition of the Board following a merger, consolidation or other business combination involving the Savings Bank such that a majority of the directors of the resulting entity consists of persons who were not directors immediately prior to such transaction.

Post-Retirement Compensation Agreement

        The Savings Bank has entered into a separate post-retirement compensation agreement with Mr. Blunden. The agreement provides that if Mr. Blunden terminates employment with the Savings Bank after attaining age 60, the Savings Bank will provide Mr. Blunden with a monthly benefit for life equal to 50% of his final average monthly salary. For purposes of the agreement, "final average monthly salary" is defined as the average of Mr. Blunden's highest paid 36 consecutive months of employment with the Savings Bank determined by reference to the gross amount of Mr. Blunden's monthly salary excluding bonus and incentive awards, director's fees and accelerated payments of future salary. Assuming that Mr. Blunden's current compensation level was equivalent to his "final average monthly salary," the normal monthly benefit payable under the agreement would be $10,966. Under the agreement, Mr. Blunden may elect to receive the actuarially determined lump sum equivalent of the normal monthly benefit or a joint-and-survivor benefit. Mr. Blunden may also elect to receive an early retirement benefit under the agreement which is reduced proportionately to reflect the number of months then remaining to Mr. Blunden's 60th birthday. However, in the event of Mr. Blunden's termination of employment prior to age 60 by reason of his death or disability, the agreement provides for payment of the normal monthly benefit to Mr. Blunden or his beneficiary. At June 30, 2002, the accrued liability of the Savings Bank with respect to its obligations under the agreement was $1,026,794.

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Severance Agreements

        The Company and the Savings Bank have entered into severance agreements with Messrs. Schrader, Blanchard, Gale, and Ternes and Ms. Brunner. The agreements have a term of one year, which may be extended for an additional year on the anniversary of the effective date of the agreement by the Board of Directors. The agreements provide that in the event of an involuntary termination of the officer following a change in control of the Company or the Savings Bank, they will be entitled to receive two times their then current base salary. A severance payment also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, the officer is assigned duties inconsistent with their positions, duties, responsibilities and status immediately prior to such change in control. The Savings Bank or its successor would also be obligated to continue the officer's other employee benefits for a one-year period following termination of employment.

        The term "change in control" is defined in the agreements as having occurred when, among other things, (a) a person other than the Company purchases shares of the Company's common stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation. If a change in control of the Company or the Savings Bank occurred during the fiscal year ending June 30, 2002, based solely on the officer's current salary level and excluding the value of any other employee benefits which may be payable, the officers would receive payment as follows: Mr. Schrader, $294,000; Mr. Ternes, $265,000; Mr. Gale, $199,992; Mr. Blanchard, $221,520; and Ms. Brunner, $221,400.

AUDIT COMMITTEE MATTERS

        Audit Committee Charter. The Audit Committee operates pursuant to a Charter approved by the Company's Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent accountants, the internal audit department, and management of the Company.

        Report of the Audit Committee. The Audit Committee reports as follows with respect to the Company's audited financial statement for the year ended June 30, 2002:

  The Audit Committee has completed its initial review and discussion of the Company's 2002 audited financial statements with management;

  The Audit Committee has discussed with the independent auditor (Deloitte & Touche LLP) the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, including matters related to the conduct of the audit of the Company's financial statements;

  The Audit Committee has received written disclosures, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditors' professional judgment, reasonably may be thought to bear on the auditors' independence, and the letter from the independent auditors confirming that, in its professional


  judgment, it is independent from the Company and its related entities, and has discussed with the auditors the auditors' independence from the Company; and

  The Audit Committee has, based on its initial review and discussions with management of the Company's 2002 audited financial statements and discussions with the independent auditors, recommended to the Board of Directors that the Company's audited financial statements for the year ended June 30, 2002 be included in the Company's Annual Report on Form 10-K.

            Audit Committee:                                                             Joseph P. Barr, Chairman
                                                                                                        Bruce W. Bennett
                                                                                                        Debbi H. Guthrie

        Independence and Other Matters. Each member of the Audit Committee is "independent," as defined, in the case of the Company, under The Nasdaq Stock Market Rules. The Audit Committee members do not have any relationship to the Company that may interfere with the exercise of their independence from management and the Company. None of the Audit Committee members are current officers or employees of the Company or its affiliates.

COMPENSATION COMMITTEE MATTERS

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

        Report of the Personnel/Compensation Committee. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company and the Savings Bank. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting those individuals. Insofar as no separate compensation is currently payable by the Company, the Personnel/ Compensation Committee of the Savings Bank (the "Committee"), at the direction of the Board of Directors of the Company, has prepared the following report for inclusion in this proxy statement.

        General. The Personnel/Compensation Committee of the Board of Directors is responsible for establishing and implementing all compensation policies of the Savings Bank and its subsidiaries. The Committee is also responsible for evaluating the performance of the Chief Executive Officer of the Savings Bank and approving an appropriate compensation level. The Chief Executive Officer evaluates the performance of the Executive Vice President and certain Senior Vice Presidents of the Savings Bank and recommends to the Committee individual compensation levels for approval by the Committee.

        Compensation Policies. The Committee believes that a compensation plan for executive officers should take into account management skills, long-term performance results and shareholder returns. The principal underlying compensation policies are: (1) to attract and retain key executives who are highly qualified and are vital to the long-term success of the Savings Bank and its subsidiaries; (2) to provide levels of compensation competitive with those offered throughout the banking industry; (3) to motivate executives to enhance long-term shareholder value by helping them build their own ownership in the Company; and (4) to integrate the compensation program with the Savings Bank's long-term strategic planning and management process.

        Base Salary. The Savings Bank's current compensation plan involves a combination of salary and bonuses to reward short-term performance, and has included, and, in the future, may include grants of stock options to encourage

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long-term performance. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. Individual annual performance is reviewed to determine appropriate salary adjustments.

        Annual Incentive Plan. The Annual Incentive Plan is based on annual performance of the Company compared to budget and individual performance assessments. The Plan is designed to provide for baseline bonuses up to 30% of salary for the Chief Executive Officer, up to 20% of salary for Senior Officers, up to 12% of salary for certain managers, and up to 8% of salary for certain department managers. Actual bonuses may exceed the baseline if the Company performs better than the budget and/or the individual employee performs better than the baseline performance requirement.

        Long Term Incentive Compensation. The Stock Option Plan is designed to attract and retain qualified personnel and nonemployee directors, to provide such officers, key employees and nonemployee directors with a proprietary interest in the Company as an incentive to contribute to the success of the Company and the Savings Bank and to reward officers and key employees for outstanding performance. Stock options have been granted to key employees of the Company and its subsidiaries, including the Savings Bank. The Stock Option Plan is administered and interpreted by a committee of the Board of Directors. Under the Stock Option Plan, such committee determines which officers and key employees will be granted options, the number of shares subject to each option, and the exercisability of such options. The per share exercise price of an option will equal at least 100% of the fair market value of a share of Common Stock on the date the option is granted.

        Compensation of the Chief Executive Officer. During the fiscal year ended June 30, 2002, the base salary of Craig G. Blunden, President and Chief Executive Officer of the Savings Bank, was $276,596 along with an incentive bonus of $81,967. The Committee believes Mr. Blunden's current compensation is appropriate based on competitive salary surveys and the performance of the Savings Bank.

        The Committee also recommends to the Board of Directors the amount of fees paid for service on the Board. The Committee did not recommend a change in Board fees during the fiscal year ended June 30, 2002.

            Personnel/Compensation Committee:                      Roy H. Taylor, Chairman
                                                                                                    William E. Thomas

        Compensation Committee Interlocks and Insider Participation. No executive officer of the Company has served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company has served as a director of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.

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Performance Graph

        Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq (U.S. Stock) Index and a peer group of the Nasdaq Bank Index. Total return assumes the reinvestment of all dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN *

PROV
Nasdaq U.S. Stock Index
Nasdaq Bank Index
400
350
300
250
200
150
100
6/28/96
6/30/97
6/30/98
6/30/99
6/30/00
6/30/01
6/30/02

	6/30/96	6/30/97	6/30/98	6/30/99	6/30/00	6/30/01	6/30/02
Provident Financial Holdings, Inc.	100.00	151.57	189.17	182.34	127.07	212.06	306.32
Nasdaq Stock Index	100.00	121.60	160.06	230.22	340.37	184.51	125.76
Nasdaq Bank Index	100.00	156.28	216.77	214.11	175.56	243.49	273.84

* Assumes that the value of the investment in the Company's Common Stock and each index was $100 on June 28, 1996, the date on which the Company's Common Stock began trading on the Nasdaq National Market, and that all dividends were reinvested.

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COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that, during the fiscal year ended June 30, 2002, all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were properly and timely complied with.

TRANSACTIONS WITH MANAGEMENT

        As required by federal regulations, all loans or extensions of credit to executive officers and directors are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (except for loans made pursuant to programs generally available to all employees) and do not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made by the Savings Bank to a director or executive officer in an amount that, when aggregated with the amount of all other loans by the Savings Bank to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the Savings Bank's capital and surplus (up to a maximum of $500,000) are subject to approval in advance by a majority of the disinterested members of the Board of Directors.

PROPOSAL II -- APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

        Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended June 30, 2002. The Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the fiscal year ending June 30, 2003, subject to approval by shareholders. A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to shareholders' questions and will have the opportunity to make a statement if he so desires.

Audit Fees

        The aggregate fees billed to the Company for professional services rendered for the audit of the Company's financial statements for fiscal 2002 and the reviews of the financial statements included in the Company Forms 10-Q for that year, including travel expenses, were $131,366.

Financial Information Systems Design and Implementation Fees

        No independent public accountant performed financial information system design or implementation work for the Company during the fiscal year ended June 30, 2002.

All Other Fees

        Other than audit fees, the aggregate fees billed to the Company by Deloitte & Touche LLP for fiscal 2002, none of which were financial information systems design and implementation fees, were $28,850 for tax return preparation. The Audit Committee of the Board of Directors determined that the services performed by Deloitte & Touche LLP other than audit services are not incompatible with Deloitte & Touche LLP maintaining its independence.

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        If the ratification of the appointment of Deloitte & Touche LLP is not approved by a majority of the votes cast by shareholders at the Annual Meeting, other independent public accountants will be considered by the Board of Directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2003.

OTHER MATTERS

        The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

        The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telecopier or telephone without additional compensation.

        The Company's 2002 Annual Report to Shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on the Voting Record Date. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Company. The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

        A copy of the Company's Form 10-K for the fiscal year ended June 30, 2002, as filed with the SEC, will be furnished without charge to shareholders of record as of the close of business on the Voting Record Date upon written request to Robert G. Schrader, Corporate Secretary, Provident Financial Holdings, Inc., 3756 Central Avenue, Riverside, California 92506.

SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at the Company's Annual Meeting to be held in October 2003 must be received by the Company no later than May 30, 2003 to be considered for inclusion in the proxy materials and form of proxy relating to such Annual Meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

        The Company's Certificate of Incorporation provides that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the Annual Meeting, a shareholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 60 days prior to the date of the Annual Meeting; provided that if less than 31 days' notice of the Annual Meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the Annual Meeting was mailed to shareholders. The Company anticipates that, in order to be timely, shareholder nominations or proposals intended to be made at the 2003 Annual Meeting must be made by September 26, 2003. As specified in the Certificate of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the

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shareholder giving such notice. The notice with respect to business proposals to be brought before the Annual Meeting must state the shareholder's name, address and number of shares of Common Stock held, and briefly discuss the business to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any interest of the shareholder in the proposal.

                                                                                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                                                  /s/ Robert G. Schrader
                                                                                      ROBERT G. SCHRADER
                                                                                                             Secretary

Riverside, California
December 27, 2002

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REVOCABLE PROXY
PROVIDENT FINANCIAL HOLDINGS, INC.
ANNUAL MEETING OF SHAREHOLDERS
JANUARY 28, 2003

        The undersigned hereby appoints the Board of Directors of Provident Financial Holdings, Inc. (the "Company") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the Riverside Art Museum located at 3425 Mission Inn Avenue, Riverside, California, on Tuesday, January 28, 2003, at 3:00 p.m., local time, and at any and all adjournments thereof, as follows:

		FOR	WITHHELD

1.	The election as director of the nominees	[ ]	[ ]
listed below (except as marked to the
contrary below).

Craig G. Blunden
Roy H. Taylor
Seymour M. Jacobs

INSTRUCTIONS: To withhold your vote
for any individual nominee, write the
nominee's name on the line below.

		FOR	AGAINST	ABSTAIN

2.	The approval of the appointment of Deloitte &	[ ]	[ ]	[ ]
Touche LLP as independent auditors for the
fiscal year ending June 30, 2003.

3.	In their discretion, upon such other matters as may
properly come before the meeting.

The Board of Directors recommends a vote "FOR" the listed propositions.

This proxy also provides voting instructions to the Trustees of the Provident Savings Bank, F.S.B.
Employee Stock Ownership Plan for participants with shares allocated to their accounts.

This proxy will be voted as directed, but if no instructions are specified this proxy will be voted for the propositions stated. If any other business is presented at such meeting, this proxy will be voted by the Board of Directors in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the Annual Meeting.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated December 27, 2002 and the 2002 Annual Report to Shareholders.

Dated: , 2003

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

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